Exhibit 99.1

                     Buckeye Reports Fourth Quarter Results


     MEMPHIS, Tenn.--(BUSINESS WIRE)--August 8, 2006--Buckeye Technologies Inc. (NYSE:BKI) today announced that it earned $1.2 million after tax ($.03 per share) in the quarter ended June 30, 2006. The Company's results included a $0.8 million tax benefit ($.02 per share) relating to a reduction in Canadian federal and provincial tax rates and restructuring and impairment expenses of $0.5 million after tax ($.01 per share) primarily associated with equipment sales at the Company's closed operations in Lumberton, North Carolina and Glueckstadt, Germany.
     During the same quarter of the prior year the Company earned $8.8 million after tax ($.23 per share) which included a $5.5 million tax benefit ($.15 per share) and $1.7 million after tax ($.05 per share) in restructuring and impairment expenses related to the announced closure of the Glueckstadt, Germany cotton linter pulp plant.
     During fiscal year 2006, the Company earned $2.0 million after tax ($.05 per share) including restructuring and impairment expenses of $3.6 million after tax ($.10 per share). This compares to fiscal year 2005 earnings of $20.2 million after tax ($.54 per share) including restructuring, impairment, financing costs, special asset sales and favorable tax ruling which netted a profit increase of $0.3 million after tax.
     Net sales for the April-June quarter were $193.4 million, 5% above the $183.9 million achieved in the same quarter of the prior year. Net sales for fiscal year 2006 were $728.5 million, 2% above the $712.8 million achieved in the prior year.
     Buckeye Chairman John B. Crowe said, "Fiscal year 2006 was highlighted by the completion of the restructuring programs that began three years ago. The closure of the Glueckstadt, Germany cotton cellulose pulp plant and the start of market pulp production at our Americana, Brazil cotton cellulose pulp plant completed the planned consolidation necessary to improve our cost structure. While the Americana ramp-up has been slower than we expected, the facility is building revenue and we expect to improve financial performance in fiscal 2007. With the restructuring program completed, we are positioned for growth in fiscal year 2007."
     Mr. Crowe went on to say, "During fiscal year 2006 high energy, chemical, and transportation costs coupled with the Americana startup compressed our margins. However, cash flow in the second half of the fiscal year was encouraging. Net cash provided by operating activities for fiscal 2006 totaled $58.7 million which enabled us to complete the investment in Americana and reduce debt by $16 million (from $537 million to $521 million). We intend to continue to reduce debt in fiscal 2007."
     Buckeye, a leading manufacturer and marketer of specialty fibers and nonwoven materials, is headquartered in Memphis, Tennessee, USA. The Company currently operates facilities in the United States, Germany, Canada, and Brazil. Its products are sold worldwide to makers of consumer and industrial goods.
     Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties, including but not limited to economic, competitive, governmental, and technological factors affecting the Company's operations, financing, markets, products, services and prices, and other factors. For further information on factors which could impact the Company and the statements contained herein, please refer to public filings with the Securities and Exchange Commission.


                       BUCKEYE TECHNOLOGIES INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)


                          Three Months Ended           Year Ended
                     ----------------------------  ------------------
                     June 30,  March 31, June 30,  June 30,  June 30,
                       2006      2006      2005      2006      2005
                     --------  --------  --------  --------  --------

Net sales            $193,368  $181,407  $183,927  $728,485  $712,782

Cost of goods sold    167,815   157,063   154,857   628,687   592,726
                     --------  --------  --------  --------  --------
Gross margin           25,553    24,344    29,070    99,798   120,056


Selling, research
 and administrative
 expenses              12,709    12,293    11,720    47,762    43,270
Amortization of
 intangibles and
 other                    506       486       461     2,000     2,280
Impairment of long-
 lived assets             621     1,469       316     2,090    12,326
Restructuring costs       101       333     2,404     3,526     4,579
                     --------  --------  --------  --------  --------

Operating income       11,616     9,763    14,169    44,420    57,601

Net interest expense
 and amortization of
 debt costs           (11,414)  (11,061)  (10,566)  (43,233)  (44,199)
Loss on early
 extinguishment of
 debt                       -         -         -      (151)     (242)
Gain on sale of
 assets held for
 sale                       -         -         -         -     7,203
Foreign exchange and
 other                   (110)      148        88      (352)     (649)
                     --------  --------  --------  --------  --------
Income (loss) before
 income taxes              92    (1,150)    3,691       684    19,714
Income tax benefit     (1,118)     (355)   (5,091)   (1,296)     (490)
                     --------  --------  --------  --------  --------
  Net income (loss)  $  1,210  $   (795) $  8,782  $  1,980  $ 20,204
                     ========  ========  ========  ========  ========



Earnings per share   $   0.03    ($0.02) $   0.23  $   0.05  $   0.54
   Diluted earnings
    (loss) per share $   0.03    ($0.02) $   0.23  $   0.05  $   0.54

Weighted average
 shares for basic
 earnings per share    37,661    37,647    37,586    37,622    37,447

Adjusted weighted
 average shares for
 diluted earnings
 per share             37,684    37,647    37,604    37,658    37,598


                       BUCKEYE TECHNOLOGIES INC.
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)


                                                   June 30   June 30
                                                     2006      2005
                                                   --------  --------
Current assets:
     Cash and cash equivalents                     $  8,734  $  9,926
     Accounts receivable, net                       114,098   118,215
     Inventories                                     98,567   107,895
     Deferred income taxes and other                  8,473    10,468
                                                   --------  --------
          Total current assets                      229,872   246,504

     Property, plant and equipment, net             531,898   525,931
     Goodwill                                       149,106   139,430
     Intellectual property and other, net            38,677    37,872
                                                   --------  --------
Total assets                                       $949,553  $949,737
                                                   ========  ========


Liabilities and stockholders' equity
Current liabilities:
     Trade accounts payable                        $ 32,973  $ 37,226
     Accrued expenses                                48,416    48,401
     Current portion of capital lease obligations       627       685
     Current portion of long-term debt                1,423     1,376
                                                   --------  --------
          Total current liabilities                  83,439    87,688

     Long-term debt                                 519,285   535,539
     Deferred income taxes                           35,686    34,660
     Capital lease obligations                          755     1,382
     Other liabilities                               20,671    20,879
     Stockholders' equity                           289,717   269,589
                                                   --------  --------
Total liabilities and stockholders' equity         $949,553  $949,737
                                                   ========  ========



                       BUCKEYE TECHNOLOGIES INC.
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                       Year Ended
                                                   ------------------
                                                   June 30,  June 30,
                                                     2006      2005
                                                   --------  --------
OPERATING ACTIVITIES
--------------------
Net income                                         $  1,980  $ 20,204
Adjustments to reconcile net income to net cash provided by operating activities:

  Impairment of long-lived assets                     2,090    12,326
  Depreciation                                       46,903    45,964
  Amortization                                        3,336     3,477
  Loss on early extinguishment of debt                  151       242
  Deferred income taxes                              (5,464)    4,510
  Non-cash tax benefit                                    -    (5,481)
  Gain on sale of assets held for sale                    -    (7,203)
  Provision for bad debts                               123     1,372
  Other                                               2,192     3,150
  Change in operating assets and liabilities
    Accounts receivable                               8,535    (5,971)
    Inventories                                      10,900    (1,504)
    Other assets                                     (5,954)      463
    Accounts payable and other liabilities           (6,071)    7,072
                                                   --------  --------
Net cash provided by operating activities            58,721    78,621

INVESTING ACTIVITIES
  Purchases of property, plant & equipment          (45,591)  (45,329)
  Proceeds from sale of assets                        1,163    13,648
  Other                                                (467)     (567)
                                                   --------  --------
Net cash used in investing activities               (44,895)  (32,248)

FINANCING ACTIVITIES
  Net borrowings under line of credit                   350       400
  Issuance of long-term debt                              -         -
  Payments on long term debt and other              (16,813)  (67,758)
  Payments for debt issuance costs                        -        (5)
  Payments related to early extinguishment of
   debt                                                   -         -
  Proceeds from termination of swap                       -         -
  Net proceeds from sale of equity interests            545     2,468
                                                   --------  --------
Net cash used in financing activities               (15,918)  (64,895)
                                                   --------  --------

Effect of foreign currency rate fluctuations on
 cash                                                   900     1,213

Decrease in cash and cash equivalents                (1,192)  (17,309)
                                                   --------  --------
Cash and cash equivalents at beginning of period      9,926    27,235
                                                   --------  --------
Cash and cash equivalents at end of period         $  8,734  $  9,926
                                                   ========  ========


                       BUCKEYE TECHNOLOGIES INC.
                      SUPPLEMENTAL FINANCIAL DATA
                            (In thousands)

                         Three Months Ended           Year Ended
                    ----------------------------  ------------------
SEGMENT RESULTS     June 30,  March 31, June 30,  June 30,  June 30,
                      2006      2006      2005      2006      2005
                    --------  --------  --------  --------  --------
Specialty Fibers
  Net sales         $136,173  $127,223  $133,344  $515,855  $513,588
  Operating
   income (a)          7,110     7,010    15,008    35,842    64,148
  Depreciation and
   amortization (b)    7,826     7,439     7,144    29,945    28,159
  Capital
   expenditures        3,819     5,999    19,588    42,410    39,356

Nonwoven Materials
  Net sales         $ 63,916  $ 61,171  $ 55,888  $240,873  $226,492
  Operating
   income (a)          5,515     5,105     2,395    15,919    12,963
  Depreciation and
   amortization (b)    3,893     3,842     3,866    15,835    16,904
  Capital
   expenditures          450       484     1,510     1,939     3,690

Corporate
  Net sales         $ (6,721) $ (6,987) $ (5,305) $(28,243) $(27,298)
  Operating
   loss (a)           (1,009)   (2,352)   (3,234)   (7,341)  (19,510)
  Depreciation and
   amortization (b)      909       802       752     3,398     3,388
  Capital
   expenditures          143       338     1,217     1,242     2,283

Total
  Net sales         $193,368  $181,407  $183,927  $728,485  $712,782
  Operating
   income (a)         11,616     9,763    14,169    44,420    57,601
  Depreciation and
   amortization (b)   12,628    12,083    11,762    49,178    48,451
  Capital
   expenditures        4,412     6,821    22,315    45,591    45,329


(a) Asset impairment and restructuring costs are included in operating income for the corporate segment.

(b) Depreciation and amortization includes depreciation, depletion and amortization of intangibles.


                         Three Months Ended           Year Ended
                    ----------------------------  ------------------
ADJUSTED EBITDA     June 30,  March 31, June 30,  June 30,  June 30,
                      2006      2006      2005      2006      2005
                    --------  --------  --------  --------  --------
Income (loss)       $  1,210  $   (795) $  8,782  $  1,980  $ 20,204
Income tax expense
 (benefit)            (1,118)     (355)   (5,091)   (1,296)     (490)
Net interest
 expense              11,043    10,691    10,187    41,746    42,643
Amortization of
 debt costs              371       370       379     1,487     1,556
Early
 extinguishment of
 debt                      -         -         -       151       242
Depreciation,
 depletion and
 amortization         12,628    12,083    11,762    49,178    48,451
                    --------  --------  --------  --------  --------
EBITDA                24,134    21,994    26,019    93,246   112,606
Interest income           92       133       339       635       943
Asset impairments        621     1,469       316     2,090    12,326
Loss on disposal of
 assets                  362       278       341       886     1,000
Gain on sale of
 assets held for
 sale                      -         -         -         -    (7,203)
Restructuring
 charges (c)             101       333     2,404     3,526     3,020
                    --------  --------  --------  --------  --------
Adjusted EBITDA     $ 25,310  $ 24,207  $ 29,419  $100,383  $122,692
                    ========  ========  ========  ========  ========


We calculate EBITDA as earnings before cumulative effect of change in accounting plus net interest expense, income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by adding back the following items: interest income, cumulative effect of changes in accounting, asset impairment charges, restructuring charges and other (gains) losses. You should not consider adjusted EBITDA to be an alternative measure of our net income, as an indicator of operating performance; or our cash flow, as an indicator of liquidity. Adjusted EBITDA corresponds with the definition contained in our US revolving credit facility and it provides useful information concerning our ability to comply with debt covenants. Although we believe adjusted EBITDA enhances your understanding of our financial condition, this measure, when viewed individually, is not a better indicator of any trend as compared to other measures (e.g., net sales, net earnings, net cash flows, etc.).

On June 30, 2006 we had borrowing capacity of $62.6 million on the revolving credit facility. The portion of this amount that we could borrow will depend on our financial results and ability to comply with certain borrowing conditions under the revolving credit facility.

(c) The definition of Adjusted EBITDA limits the add back of restructuring charges to costs incurred from October 1, 2002 through June 30, 2004, provided that the aggregate amount does not exceed $6.0 million. Restructuring charges of $1,559 incurred between July 1, 2004 and December 31, 2004 are not added back to Adjusted EBITDA. We amended our credit facility on March 15, 2005. The amended credit facility provides for adding back restructuring charges subsequent to December 31, 2004 not to exceed $12.0 million.



    CONTACT: Buckeye Technologies Inc.
             Steve Dean, 901-320-8352
             or
             Chad Foreman, 901-320-8828
             www.bkitech.com